Exhibit 10.10
                                 ---------------

                           OIL, GAS AND MINERAL LEASE

AMERICAN FIRE RETARDANT CORPORATION, a Louisiana corporation, represented herein by Stephen Owens, its president, duly authorized by the attached Board of Directors resolution, whose mailing address is 110 Brush Road, Broussard, Louisiana 70518 hereinafter called "Lessor" (whether one or more) grants, leases and lets unto PENWELL ENERGY, INC., a Texas corporation, 6363 Woodway, Ste. 560, Houston, TX 77067 hereinafter called "Lessee", the exclusive right to enter upon and use the land hereinafter described for the exploration for, and production of, oil, gas, sulphur and all other minerals, together with the use of the surface of the land for all purposes incident to the exploration for and production, ownership, possession and transportation of said minerals (either from said land or acreage pooled therewith), and the right of ingress and egress to and from said lands at all times for such purposes, including the right to construct, maintain and use roads and/or canals thereon for operations hereunder or in connection with similar operations on adjoining lands, and including the right to remove from the land any property placed by Lessee thereon and to draw and remove casing from wells drilled by Lessee on said land; the land to which this lease applies and which is affected hereby being situated in Lafayette Parish, Lousiana, and described as follows, to-wit:

     That certain tract of land containing 1.0 acre, more or less, situated in Sections 54 and/or 98 and/or 97, Township 10 South, Range 5 East, Lafayette Parish, Louisiana, known and designated as "Lot 1" on that certain plat of survey entitled "Final Plat of Butcher Business Park, Located In Sections 98 & 54, T10S-R5E, City of Lafayette, Lafayette Parish, Louisiana," by Domingue, Szabo, & Associates, Inc., Land Surveyors, dated March 11, 1982, revised October 12, 1982, recorded under File No. 82-34558, Conveyance Records of Lafayette Parish, Louisiana.

     It is understood and agreed that it is the intention of Lessor herein to lease all interest Lessor may own in and to all streets, alleys, lanes, highways, roads, ditches, canals, coulees, public or private, adjacent to, or traversing the lands described herein whether or not specifically described. Furthermore, it is the specific intention of Lessor and Lessee that this lease covers and affects lessor's interest underlying Brush Road which adjoins the lands described above.

     The royalties on oil, gas, and other minerals mentioned below in Paragraph 4 are and shall be one-fourth (1/4th) rather than one-eighth (1/8th) and said Paragraph 4 is hereby amended so as to substitute the words and figures "one-fourth (1/4th)" for the words and figures "one-eighth (1/8th)" wherever same appears in said Paragraph 4.

     This lease is granted  subject to the  provisions of the attached  Exhibit
     "A."

     Containing  1.0  acres,  more or less.

     All land owned by the Lessor in the above mentioned Section or Sections or Surveys, all property acquired by prescription and all accretion or alluvion attaching to and forming a part of said land are included herein, whether properly or specifically described or not.

     This lease, without further evidence thereof, shall immediately attach to and affect any and all rights, titles, and interests in the described land, including reversionary mineral rights, hereafter acquired by or inuring to Lessor and Lessor's successors and assigns. This lease shall be for a term of 3 (three) years from the date hereof (called "primary term") and so long thereafter as oil, gas or some other mineral is being produced from the land, or from land pooled therewith, or drilling operations are conducted, as hereinafter provided for; all subject to the following conditions and agreements:

     1. For the consideration hereinafter recited, this lease shall remain in full force and effect during the primary term, without any additional payment and without Lessee being required to conduct any operations on the land (either before or after the discovery of minerals), except to drill such wells as might be necessary to protect the land from drainage, as hereinafter provided for.

     2. If, at the end of the primary term, any mineral is being produced from the land, or from land pooled therewith, then Lessee's rights shall thereafter be maintained in force and effect so long as oil, gas or some other mineral shall be produced in paying quantities, or so long as Lessee is carrying on operations with reasonable diligence for the production thereof from the leased premises or land pooled therewith; or, if at the end of said primary term Lessee is not producing minerals but is conducting or has conducted drilling operations on the land or on land pooled therewith, the Lessee's rights shall be maintained thereafter so long as Lessee carries on such drilling operations in the sense that not more than ninety (90) days shall elapse between the cessation of work on one well and the commencement of reworking operations or operations for the drilling of another, and upon the discovery of oil, gas or some other mineral in paying quantities, Lessee's rights shall be maintained without the drilling of additional wells within the time specified, but so long as Lessee carries on operations with diligence for the production of oil, gas or some other mineral. If, after the primary term and after the discovery of oil, gas or other minerals in paying quantities, the production thereof should cease from any cause, this lease shall terminate unless the Lessee resumes or restores such production, or commences additional drilling, reworking or mining operations within (90) days thereafter and continues such operations with diligence without more than (90) days elapsing between the cessation of work on one well and the commencement of reworking operations or operations for drilling of another until such production is restored. Lessee shall not be required to produce more than one mineral in discovered to exist under the lands, the production of any one mineral in paying quantities and with reasonable diligence being sufficient to maintain all of Lessee's rights. Lessee is hereby given the right of power without any further approval from Lessor to pool or combine the acreage, royalty, or mineral interest covered by this lease, or any portion thereof, with other land, lease, or leases; royalty and mineral interests in the immediate vicinity thereof, when, in Lessee's judgement, it is necessary or advisable to do so in order to properly develop and operate said premises so as to promote the conservation of oil, gas and other minerals in and under and that may be produced from said premises or to comply with the spacing or unitization order of any Regulatory Body of the State of Louisiana or the United States having jurisdiction. The term "Regulatory Body" shall include any governmental tribunal or group (civil or military) issuing orders governing the drilling of wells or the production of minerals, irrespective of whether said orders are designed to promote conservation or to conserve materials or equipment for National Defense or similar purposes. Such pooling shall be of tracts which will form one contiguous body of land for each unit and the unit or units so created shall not exceed substantially forty (40) acres each, surrounding each oil well and substantially 160 acres each for gas or gas-distillated wells, unless a larger spacing pattern or larger drilling or producing units (including a field or pool unit) have been fixed and established by an order of a Regulatory Body of the State of Louisiana or of the United States, in which event the unit or units may be of the size fixed by said order. Lessee shall execute and record in the conveyance records of the Parish in which the land herein leased is situated an instrument identifying and describing the pooled acreage; and upon such recordation, the unit or units shall thereby become effective. In lieu of the royalties elsewhere herein specified and subject to the provisions of paragraph 7 hereof, Lessor shall receive from production from the unit so pooled only such portion of the royalties stipulated herein as the amount of his acreage placed in the unit, or his royalty interest therein, bears to the total acreage so pooled in the particular unit involved. Drilling or reworking operations on or production of oil, gas sulphur or other minerals from land included in such pooled unit shall have the effect of continuing this lease in force and effect after the primary term as to all of the land covered hereby (including any portion of said land not included in said unit) whether or not such operations were on or such production was from land covered hereby. Lessee shall have the right and power to reduce and diminish the extent of any unit created under the terms of this paragraph so as to eliminate from said unit any acreage or lease upon which there is or may be an adverse claim; and Lessee may also re-form any unit to conform with an order of a Regulatory Body issued after said unit was originally established. Such revision of the unit shall be evidenced by an instrument in writing executed by the Lessee, which shall identify and describe the lands included in the unit as revised and shall be recorded in the conveyance records of the Parish where the lands herein lease are situated. If Lessee during or after the primary term should drill a well capable of producing gas or gaseous substances in paying quantities, (or which although previously produced, Lessee is unable to continue to produce) and should Lessee be unable to operate said well because of lack of market or marketing facilities or governmental restrictions, then Lessee's rights may be maintained beyond or after the primary term without production of minerals or further drilling operations by paying Lessor annual rentals at the rate of TWO HUNDRED & NO/100 ($200.00) DOLLARS each, the first payment to be due (if said well should be completed or be shut in after the primary term) within (90) days after the completion of such well or the cessation of production and extend Lessee's rights for one year from the date of such completion or cessation. If such a well should be completed during the primary term the first payment, if made by Lessee, shall be due on or before the expiration date of the primary term herein fixed. Thereafter Lessee's rights may be continued from year to year by making annual payments in the amount stated on or before the anniversary date beginning with the date of completion of said well (if completed after the primary term) or the end of the primary term (if completed thereto) as the case may be; each of such payments to extend Lessee's rights for one year. It is provided, however, that in no event shall Lessee's rights be so extended by annual payments herein fixed and without drilling operations or the production of oil, gas or some other mineral for more than five (5) years beyond the end of the primary term hereinabove fixed. The annual payments herein provided for may be deposited to Lessor's credit in the St. Martin Bank and Trust Company, P.O. Box 199. Bank of St. Martinville, Louisiana 70582-0199, which bank shall be and remain Lessor's agent for such purpose regardless of any change or changes in the ownership of the land or mineral rights therein. Should any such well be completed on a drilling unit which includes any part of the land herein leased, the provisions hereof shall be subject to all other agreements herein contained allowing the pooling of such lands and the payments herein fixed shall be prorated among the mineral owners of each tract in the unit so that such owners shall be entitled to receive only that proportion of said payments that the area of their tract placed in the unit bears to the total area of said unit; and such proportionate payment shall maintain the lease in force as to all of the land affected hereby, including any portion thereof located outside of the unit.

     3. If, prior to or after the discovery of oil on the lands held hereunder, a well producing oil in paying quantities for thirty (30) consecutive days is brought in on adjacent lands not owned by the Lessor and not forming a pooled unit containing a portion of the lands described herein and within 330 feet of any line of the land held hereunder, Lessee, in order to maintain the rights granted, shall thereafter begin and prosecute with reasonable diligence the drilling of a well in an effort to discover oil thereby and to protect the land held hereunder from drainage.

     Lessee may, at any time prior to or after the discovery and production of minerals on the land, execute and deliver to Lessor or place of record a release or releases of any portion or portions of the lands and be relieved of all requirements hereof as to the land surrendered. In the event of the forfeiture of this lease for any cause, Lessee shall have the right to retain around each well then producing oil, as or other minerals or being drilled or worked on the number of acres fixed and located by the spacing or unit order of any Regulatory Body of the State of Louisiana or of the United States under which said well is being drilled or produced, or if said well has been or is being drilled on a unit pooled by Lessee as provided herein, then Lessee may retain all of the acreage comprising said pooled unit; and if no spacing order has been issued nor any pooled unit established, then Lessee shall have the right to retain twenty
(20) acres surrounding each well then producing or being drilled or worked on, such twenty acres as to be in as near a square form as is practicable.

     4. Subject to the provisions of Paragraphs 2 and 7 hereof, the royalties to be paid by Lessee are: (a) On oil and other liquid hydrocarbons one-eighth (1/8th) of that produced and saved from the land and not used for fuel in conducting operations on the property (or on acreage pooled therewith) or in treating said oil to make it marketable; (b) one-eighth (1/8th) of the market value of the gas sold or used by Lessee in operations not connected with the land leased or any pooled unit containing a portion of said land; (c) one-eighth (1/8th) of the value at the mouth of the well of casinghead gas used in manufacturing casinghead gasoline to be computed by methods recognized in the industry; (d) one dollar ($1.00) for each ton of 2240 pounds of sulphur, payable when marketed; and (e) one-eighth (1/8th) of the value of all other minerals mined and marketed. Oil royalties shall be delivered to Lessor free of expense at Lessor's option in tanks furnished by Lessor at the well or to the Lessor's credit in any pipe line connected therewith. In the event Lessor does not furnish tanks for such royalty oil and no pipe line is connected with the well, Lessee may sell Lessor's royalty oil at the best market price obtainable and pay Lessor the price received f. o. b. the leased property, less any severence or production tax imposed thereon.

     Lessee shall have the right to inject gas, brine, or other fluids into sub-surface strata, and no royalties shall be due on any gas produced by Lessee and injected into sub-surface strata through a well or wells located either on land or on a unit comprising a portion of the land.

     5. The Lessee shall be responsible for all damages to timber and growing crops of Lessor caused by Lessee's operations.

     6. All provisions hereof shall extend to and bind the successors and assigns (in whole or in part) of Lessor and Lessee; but no change in the ownership of the land or any interest therein or change in the capacity or status if Lessor, whether resulting from sale, inheritance or otherwise, shall impose any additional burden on Lessee nor shall any change in ownership or in the status or capacity of Lessor impair the effectiveness of payments made to Lessor herein named unless the then record owner of said lease shall have been furnished, thirty (30) days before payment is due, with certified copy of recorded instrument or judgment evidencing such transfer, inheritance or sale or evidence of such change in status or capacity of Lessor. The furnishing of such evidence shall not affect the validity of payments theretofore made in advance.

     7. Lessor hereby warrants and agrees to defend the title to said land and agrees that Lessee may, at its option, discharge any tax, mortgage or other lien upon the land and be subrogated thereto and have the right to apply to the repayment of the Lessee any royalties accuring hereunder. If Lessor owns less than the entire undivided interest in all or any portion of the lands or mineral rights relating thereto (whether such interest is herein specified or not) royalties and other payments as to the land shall be deducted herein for the royalties provided for.

     8. In the event Lessor's title or an interest therein is claimed by others Lessee shall have the right to withhold payment of royalties or to deposit such royalties in the registry of the Court until final determination of Lessor's rights.

     9. If the land herein described is owned in divided or undivided portions by more than one party, this instrument may be signed in any number of counterparts, each of which shall be binding on the party or parties so signing regardless of whether all of the owners join in the granting of this lease.

     10. The requirements hereof shall be subject to any State and/or Federal law or order regulating operations on the land.

     11. In the event that Lessor at any time considers that operations are not being conducted in compliance with this lease, Lessor shall notify Lessee in writing of the facts relied upon as constituting a breach hereof, and Lessee, if legally required to conduct operations, in order to maintain the lease in force, shall have sixty (60) days after receipt of such notice in which to commence the necessary operations to comply with the requirements hereof.

     Lessor acknowledged to have received from Lessee the sum of TEN DOLLARS AND OTHER VALUABLE CONSIDERATIONS ($10.00 & OVC) as full and adequate consideration for all rights, options and privileges herein granted.

IN WITNESS WHEREOF, this instrument is executed as of October 31, 1997.

WITNESSES:

/s/ Trudy Richard                  AMERICAN FIRE RETARDANT CORPORATION

                                   /s/ Stephen Owens
/s/ Richard Indil                  -----------------------------
                                   By: Stephen Owens

                                   TAX ID 72-1261941

                                   EXHIBIT "A"

     Attached to and made a part of that certain Oil, Gas and Mineral Lease dated effective October 31, 1997, by and between AMERICAN FIRE RETARDANT CORPORATION, as Lessor, and Penwell Energy, Inc., as Lessee.

1. Notwithstanding anything to the contrary contained herein, Lessee shall conduct no surface operations on the lands leased herein without the express written permission of Lessor; however Lessee may recover hydrocarbons or other minerals from the property herein leased by directional drilling, unitization or any other method provided herein which will maintain this lease in full force and effect.

2. In addition to the rights specifically granted herein, but as a separate grant of rights, Lessor hereby grants unto Lessee, its successors and assigns, a subsurface easement for use by Lessee, its successors and assigns, in its operations on other lands. This easement shall continue in effect from the effective date hereof and for so long thereafter as Lessee, its successors and assigns, is utilizing the subsurface of the lands described herein in its operations under such lands and for 120 days thereafter. This grant may be continued in effect by Lessee, its successors or assigns, if, during said 120 days, it recommences subsurface use of the lands described herein; thereafter the rights granted shall continue as if such cessation had never occurred and for as many successive 120 day periods may occur. The rights granted herein are separate from those granted elsewhere in this lease and may be continued in effect even if the lease should terminate.


                                   SIGNED FOR IDENTIFICATION

                                   AMERICAN FIRE RETARDANT CORPORATION


                                   /s/ Stephen Owens
                                   ------------------------------------
                                   Stephen F. Owens

     Attached to and made a part of that certain Oil, Gas and Mineral Lease dates effective October 31, 1997, by and between AMERICAN FIRE RETARDANT CORPORATION as Lessor, and Penwell Energy, Inc., as Lessee.

                                 ACKNOWLEDGEMENT

STATE OF LOUISIANA

PARISH OF LAFAYETTE

     BE IT KNOWN that on this 31st day of October, 1997, before me, the undersigned authority, duly commissioned, qualified, and sworn within and for the State and Parish aforesaid, personally came and appeared Stephen Owens, appearing in his capacity as the President of AMERICAN FIRE RETARDANT CORPORATION, a Louisiana Corporation, formed under the laws of the State of Louisiana, to me personally known to be the identical person whose name is subscribed to the foregoing instrument; who declared and acknowledged to me, Notary, in the presence of the undersigned competenet witnesses, that he executed the same on behalf of said corporation with full authority and that the said instrument is the free act and deed of the said corporation and was executed for the uses, purposes, and benefits therein expressed.


                              /s/ Danetta A. Lassign
                              ----------------------
                                  NOTARY PUBLIC

     Attached to and made a part of that certain Oil, Gas and Mineral Lease dated effective October 31, 1997, by and between AMERICAN FIRE RETARDANT CORPORATION as Lessor, and Penwell Energy, Inc., as Lessee.

                                   RESOLUTION

     BE IT RESOLVED that AMERICAN FIRE RETARDANT CORPORATION, does execute in favor of PENWELL ENERGY, INC., whose address is 6363 Woodway, Suite 560, Houston, Texas 77057, an oil, gas and mineral lease, dated effective October 31, 1997, covering the specific property described as follows and located in the Parish of Lafayette, State of Louisiana;

     That certain tract of land containing 1.0 acre, more or less, situated in Sections 54 and/or 98 and/or 97, Township 10 South, Range 5 East, Lafayette Parish, Louisiana, known and designated as "Lot 1" on that certain plat of survey entitled "Final Plat of Butcher Business Park, Located in Sections 98 & 54, T10S-R5E, City of Lafayette, Lafayette Parish, Louisiana," by Domingue, Szabo & Associates, Inc., Land Surveyors, dated March 11, 1982, revised October 12, 1982, recorded under File No. 82-34558, Conveyance Records of Lafayette Parish, Louisiana.

     It is understood and agreed that it is the intention of Lessor herein to lease all interest Lessor may own in and to all streets, alleys, lanes, highways, roads, ditches, canals, coulees, public or private, adjacent or traversing the lands described herein whether or not specifically described. Furthermore, it is the specific intention of Lessor and Lessee that this lease covers and affects Lessor's interest underlying Brush Road which adjoins the lands described above.

     BE IT FURTHER RESOLVED, that Stephen Owens, President of AMERICAN FIRE RETARDANT CORPORATION, is hereby authorized, directed, and empowered to execute said oil, gas and mineral lease dated effective October 31, 1997, to PENWELL ENERGY, INC., for and on behalf of this corporation, for the consideration, and upon such terms and conditions as he, the said Stephen Owens, in his sole discretion shall deem to be in the best interests of this corporation, and to do all other things whatsoever necessary or requisite to be done to carry out the purpose and intent of this resolution.

                                   CERTIFICATE

I, Edward Friloux, Sr., Secretary of AMERICAN FIRE RETARDANT CORPORATION, do hereby certify that the above is a true and correct copy of the minutes of the meeting of the Board of Directors of AMERICAN FIRE RETARDANT CORPORATION held at its domicile at Broussard, Louisiana, on this site the 31st day of October, 1997, and that a quorum was present and voting favor of this resolution.

                                   /s/ Edward E. Friloux
                                   ------------------------
                                   By: Edward Friloux, Sr.